EXHIBIT 99.1

News

FOR IMMEDIATE RELEASE

NextWaveWireless to Discontinue Operations

of its GO Networks Subsidiary

SAN DIEGO, September 28, 2008 - NextWave Wireless Inc. (NASDAQ: WAVE) today announced that, as part of its global restructuring initiative, it will be discontinuing the operations of its GO Networks business unit, a supplier of wide-area Wi-Fi network equipment. Accordingly, NextWave today filed a request in Israel to seek bankruptcy protection for its GO Networks Ltd subsidiary located in Tel Aviv.

Earlier this month, NextWave announced that it was working to divest its network infrastructure subsidiaries to conserve cash and narrow its business focus in conjunction with the $100 million in new debt financing recently committed to the Company. The initiation of a bankruptcy process for GO Networks Ltd, which does not impact NextWave’s other subsidiaries, is designed to provide an orderly process for the discontinuance of operations and to advance the Company’s announced divestiture and cost reduction strategy.

NextWave recently announced that it has received a $100 million debt financing commitment from Avenue Capital Management II, L.P. and SOLA. On September 26, 2008, NextWave announced that NASDAQ had granted its request for an exception to NASDAQ’s shareholder approval requirements, which is necessary for the Company to issue notes and warrants associated with the $100 million in new debt financing. The Company has also received the requisite consent of the holders of its 7% Senior Secured Notes due 2010 for the new financing and related transactions. The Company anticipates the debt financing transaction to close on or about October 6, 2008.

About NextWaveWireless

NextWave Wireless Inc. (Nasdaq: WAVE) provides a portfolio of next-generation mobile multimedia and wireless broadband technology solutions to the world’s leading mobile handset manufacturers, consumer electronics manufacturers and wireless service providers. From device-embedded mobile multimedia software to digital home products, NextWave solutions can be found in more than 250 million devices around the globe. For more information, visit NextWave at www.nextwave.com.

Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” for purposes of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties, including among other things NextWave's ability to close its Notes financing, which remains subject to significant conditions described in NextWave's Form 8-K filed with the Securities and Exchange Commission on September 17, 2008. There can be no assurances that forward-looking statements will be achieved, and actual events or results could differ materially from the events or results predicted by such statements. Important factors that could cause actual events or results to differ materially are discussed in greater detail in the filings of NextWave with the Securities and Exchange Commission. Investors should refer to NextWave’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 28, 2008 and other filings with the Securities and Exchange Commission for a description of risks relating to NextWave’s business, including, but not limited to its need to obtain additional financing or it will be unable to meet its financial obligations at the beginning of the fourth quarter of 2008, will not be able to continue its operations in the normal course of business and may be forced to restructure its obligations; its limited relevant operating history; the outcome of recent securities class action and derivative claims filed against NextWave and its directors and executive officers; its ability to manage growth or integrate recent or future acquisitions; and the other risks describe under the heading “Risk Factors” in such filings. All such documents are available through the SEC’s website at www.sec.gov. NextWave makes no commitment to update any forward-looking statements in order to reflect subsequent changes in events or circumstances except as may be required pursuant to applicable law.

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CONTACT

Ruder Finn

Kristie Heins Fox

(312) 329-3985

heinsfoxk@ruderfinn.com

NextWaveWireless Investor Relations

Roseann Rustici

Vice President, Investor Relations

NextWave Wireless

(203) 742-2539

rrustici@nextwave.com

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